AMENDMENT NO. 5
TO THE
ADVISORY AGREEMENT

This Amendment No. 5 to the Advisory Agreement (this “Amendment”) is made and entered into as of November 7, 2018, by and among Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Apartment Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Advisory Agreement, dated as of December 13, 2013 (as amended, the “Advisory Agreement”), which provided for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor;

WHEREAS, the current term of the Advisory Agreement expires December 13, 2018, which may be renewed for an unlimited number of successive one-year terms; and

WHEREAS, pursuant to Section 28 (Modification), the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to (i) clarify that the payment of a Loan Coordination Fee to the Advisor in connection with any financing or the refinancing of any debt (in each case, other than at the time of the acquisition of a property) does not count towards the 4.5% limit on Acquisitions Fees and Acquisition Expenses and (ii) renew the term of the Advisory Agreement for an additional one-year term ending on December 13, 2019.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
AMENDMENT

In order to give effect to the Parties’ agreement to renew the term of the Advisory Agreement for an additional one-year term, the Advisory Agreement is hereby amended as follows:

Section 1.1    Amendment to Section 9(e) (Loan Coordination Fee). Section 9(e) of the Advisory Agreement hereby is deleted in its entirety and replaced with the following:

(e)    Loan Coordination Fee.

(i)The Company will pay the Advisor or one of its Affiliates the Loan Coordination Fee equal to 1.0% of (1) the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of any type of Real Estate Asset or Real Estate-Related Asset acquired directly or (2) the Company’s allocable portion of the purchase price and therefore the related debt in connection with the acquisition or origination of any type of Real Estate Asset or Real Estate-Related Asset acquired through a Joint Venture.

(ii)As compensation for services rendered in connection with any financing or the refinancing of any debt (in each case, other than at the time of the acquisition of a property), the Company will also pay the Advisor or one of its Affiliates a Loan Coordination Fee equal to 0.75% of the amount refinanced or the Company’s proportionate share of the amount refinanced in the case of Investments made through a Joint Venture provided, notwithstanding anything in this Agreement, a Loan Coordination Fee paid pursuant to this Section 9(e)(ii) shall not count towards the 4.5% limitation set out in Section 9(b) and Section 10(b) of this Agreement.

Section 1.2    Renewal of Advisory Agreement. Pursuant to Section 28 of the Advisory Agreement, the Parties hereby amend Section 18 (Term of Agreement) to renew the term of the Advisory Agreement, effective as of December 13, 2018, for an additional one-year term ending on December 13, 2019.

ARTICLE II
MISCELLANEOUS

Section 2.1    Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2    Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

STEADFAST APARTMENT REIT, INC.

By:

Name:	Rodney F. Emery

Title:	Chief Executive Officer

STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.

By:	STEADFAST APARTMENT REIT, INC., its General Partner

By:
Name:    Rodney F. Emery
Title:    Chief Executive Officer

STEADFAST APARTMENT ADVISOR, LLC

By:
Name:    Ella S. Neyland
Title:    President

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